7 de Fevereiro de 2011

February 7, 2011

Sociedade de Promoção de Jogos Bao Li Limitada

Bao Li Gaming Promotion Limited

e

and

Melco Crown Jogos (Macau) S.A.

Melco Crown Gaming (Macau) Limited

CONTRATO DE PROMOÇÃO DE JOGOS EM REGIME DE NÃO-EXCLUSIVIDADE

NON-EXCLUSIVE GAMING PROMOTION AGREEMENT

(Flxed Vip Room Junket– Revenue Share Basis)

City Of Dreams

CONTRATO DE PROMOÇÃO DE JOGOS EM REGIME DE NÃO-EXCLUS1V1DADE NON-EXCLUSIVE GAMING PROMOTION AGREEMENT

Data: 7 de Fevereiro de 2011

Dated: February 7, 2011

ENTRE:

BETWEEN:

(1)	Sociedade de Promoção de Jogos Bao Li Limitada, com sede em Macau, Avenida da Praia Grande, n.° 241, Edificio Tak Fong, 5.° andar E, registada na Conservatôria dos Registos Comercial e de Bens Môveis de Macau sob o n.° 34904 (doravante simplesmente designada por "Promotor de Jogo"); e

Bao Li Gaming Promotion Limited, with registered office in Macau, at Avenida da Praia Grande, n.° 241, Edificio Tak Fong, 5.° andar E, registered with the Macau Commercial Registry under n.° 34904 (hereinafter ''Gaming Promoter "); and

(2)	Melco Crown Jogos (Macau), S.A., com sede em Macau, na Avenida Dr. Mario Soares, 25, Ed. Montepio, Quarto 13, 1 ° andar, registada na Conservatória dos Registos Comerciais e de Bens Môveis sob o numéro 24325 (doravante simplesmente designada por "Melco Crown Jogos")

Melco Crown Gaming (Macau) Limited, with registered office in Macau, at Avenida Dr. Mario Soares, 25, Ed. Montepio, Room 13, 1st floor, registered with the Macau Commercial Registry under no. 24325 (hereinafter "Meico Crown Gaming”).

CONSIDERANDO QUE:

RECITALS:

A.	A Melco Crown Jogos é uma sociedade devidamente autorizada a explorar jogos de fortuna e de azar e outras jogos em casino na R.A.E.M..
A.	Melco Crown Gaming is a duly authorized operator of games of fortune and chance and other games in a casino in the Macau SAR.

B.	O Complexo City of Dreams (conforme definido infra) é uma estabelecimento onde se explora jogo, localizado na Estrada do Cotai Taipa-Coloane, R.A.E.M..
B.	City of Dreams Complex (as defined below) is a luxury gaming facility, located in Estrada do Cotai Taipa-Coloane, Macau SAR.

Gaming Promoter’s Initial	2	Melco Crown Gaming Initial

C.	O Promotor de Jogo desenvolve a actividade proeminente e com reputação de marketing, promoção e angariação de clientes para se deslocarem a diversos estabelecimentos de jogo no mundo inteiro, incluindo a RAEM. O Promotor de Jogo pretende incluir o Complexo City of Dreams como um desses destinos.
C.	The Gaming Promoter carries on a prominent and reputable business of marketing, promoting and arranging patrons to visit various gaming establishments around the world including the Macau SAR. The Gaming Promoter wishes to include the City of Dreams Complex as one such destination.

D.	O Promotor de Jogo pretende aumentar as suas receitas derivadas de comissões ao incluir a área de jogo do Complexo City of Dreams como um dos locais para onde pode angariar jogadores e a Melco Crown Jogos pretende aumentar as suas receitas de jogo ao receber nas suas instalações de jogo jogadores com elevado rendimento angariados pelo Promotor de Jogo.
D.	The Gaming Promoter desires to increase commission revenues by the inclusion of City of Dreams Complex gaming area as a venue to which players can be arranged to visit and Melco Crown Gaming wishes to increase gaming revenues by receiving into its gaming premises high net worth players arranged by the Gaming Promoter.

E.	Na sequência de negociações entre a Melco Crown Jogos e o Promotor de Jogo (designados individualmente por “Parte” e em conjunto por “Partes”), as Partes acordaram que o Promotor de Jogo irá, mediante remuneração, comercializar e promover o Complexo City of Dreams junto de jogadores e angariar jogadores para visitarem o Complexo City of Dreams nos termos e condições previstos neste Contrato.

E.	Following negotiations between Melco Crown Gaming and the Gaming Promoter (each a “Party” and together "the Parties”), the Parties have agreed that the Gaming Promoter will, for reward, market and promote the City of Dreams Complex to players and arrange for players to visit the City of Dreams Complex upon the terms and conditions set out in this Agreement.

F.	Nos termos da Licença n.° E239, o Promotor de Jogo é o titular de uma licença de Promoção de Jogo, emitida pela DICJ, para levar a cabo a actividade de Promoção de Jogo.

F.	Pursuant to License n.° E239, Gaming Promoter is the lawful holder of a Gaming Promoter’s license to undertake Junket Arrangement operations issued by the DICJ.

G.	A Partes pretendem reduzir a escrito os termos e condições referidos anteriormente, conforme previsto neste Contrato.

G.	The Parties now wish to document the aforementioned terms and conditions previously agreed.

Gaming Promoter’s Initial	3	Melco Crown Gaming Initial

1.	INTERPRETAÇÃO
1.	INTERPRETATION

1.1	Neste Contrato, salvo se do contexto resultar diferentemente:

1.1	In this Agreement, unless the context otherwise requires:

“Acordo de Promoção de Jogo” significa um acordo nos termos do qual:

(i)	Um ou mais Jogador(es) Angariado(s) seja(m) apresentado(s) pelo Promotor de Jogo à Melco Crown Jogos;

(ii)	Seja pago ou deva ser pago ao Promotor de Jogo um montante especificado neste Contrato por realizar tal apresentação;

(iii)	O Promotor de Jogo ou o Colaborador devam acompanhar o(s) Jogadore(s) Angariado(s) ao Complexo City of Dreams; e

(iv)	O Cálculo de Transacçôes ocorre dentro de 30 dias após a compra inicial ou em qualquer outra data mutuamente acordada pelas Partes;

“Junket Arrangement” means an arrangement whereby:

(i)	One or more Junket Player(s) is introduced to Melco Crown Gaming by the Gaming Promoter;

(ii)	The Gaming Promoter is paid or to be paid an amount as specified in this Agreement for the introduction;

(iii)	The Gaming Promoter or Collaborator is required to accompany the Junket Players(s) to the City of Dreams Complex; and

(iv)	The Settlement of Transactions occurs within 30 days from the initial buy-in or at any other date mutually agreed between the Parties;

“Cálculo de Transacções” significa a operação levada a cabo pela Melco Crown Jogos, nos termos da quai são calculados a Receita Bruta da Melco Crown Jogos e/ou a Comissão;

Gaming Promoter’s Initial	4	Melco Crown Gaming Initial

“Settlement of Transactions” means the operation undertaken by Melco Crown Gaming by means of which the Gross Revenue of Melco Crown Gaming and/or the Commission are calculated;

“Colaborador” significa um colaborador devidamente escolhido pelo Promotor de Jogo e aprovado pela DICJ nos termos da legislação em vigor;

“Collaborator” means a duly appointed collaborator of the Gaming Promoter approved by the DICJ pursuant to the relevant legislation;

“Comissão” significa a contrapartida calculada e pagável ou paga ao Promotor de Jogo pela Melco Crown Jogos, nos termos da cláusula 8;

“Commission” means the fee calculated and payable or paid to Gaming Promoter by Melco Crown Gaming in accordance with clause 8;

"Complexo City of Dreams" significa o complexo designado por “City of Dreams”, composto por hoteis e casino sito na na Estrada do Cotai Taipa-Coloane, R.A.E.M.;

"City of Dreams Complex” means the hotel casino complex known as “City of Dreams” located at Estrada do Cotai Taipa-Coloane, Macau SAR;

“Crédito Promocional” significa o valor promocional calculado e fornecido ao Promotor de Jogo pela Melco Crown Jogos nos termos da cláusula 7.1;

“Complimentary Credit” means the complimentary value calculated and provided to Gaming Promoter by Melco Crown Gaming in accordance with clause 7.1;

"Dia Útil" significa um dia ou parte de um dia em que os bancos estejam abertos na RAEM;

"Business Day" means a day or part of a day on which banks are open for banking business in the Macau SAR;

“DICJ” significa a Direcção de Inspecção e Coordenação de Jogos;

“DICJ” means the Macau Gaming Inspection Coordination Bureau;

“Folha de Pagamentos do Promotor de Jogo” significa o documento que obedeça à forma constante do Anexo B e que quantifica a Receita Bruta e o montante de qualquer Comissão a ser paga pela Melco Crown Jogos ao Promotor de Jogo por cada Acordo de Promoção de Jogo;

Gaming Promoter’s Initial	5	Melco Crown Gaming Initial

“Junket Settlement Sheet” means the document in the form of Attachment B which quantifies the amount of Gross Revenue and any amount of Commission to be paid by Melco Crown Gaming to the Gaming Promoter for each Junket Arrangement;

"Informação Confidencial" significa a informação relativa à actividade e negócios da Melco Crown Jogos considerada por esta como tendo natureza confidencial, incluindo, nomeadamente, informação relativa a exploração de jogo e actividade hoteleira (e qualquer informação derivada) no Complexo City of Dreams e noutros locais;

"Confidential Information" means information considered by Melco Crown Gaming to be of a confidential nature concerning Melco Crown Gaming’s operation or businesses including, without limitation, data concerning gaming and hotel activities (and any derivative or data thereof) at the City of Dreams Complex and elsewhere;

“Instrução n.° 2/2006” significa a instrução emitida em 14 Novembro de 2006 pela DICJ relativa às medidas de prevenção dos crimes de branqueamento de capitais e financiamento do terrorismo;

“Guidelines 2/2006” means the guidelines issued on November 14, 2006 by the DICJ on preventive measures against the practice of money laundering and terrorist financing crimes;

“Jogador Angariado” significa um cliente ou jogador que participe num Acordo de Promoção de Jogo;

“Junket Player” means a patron or a player participating in a Junket Arrangement;

“Montante Adiantado” significa a quantia disponibilizada pelo Promotor de Jogo ou Colaborador para ser jogado no Complexo City of Dreams, nos termos da cláusula 5;

“Front Money” means the amount of money made available for gaming at the City of Dreams Complex by a Gaming Promoter or Collaborator in accordance with clause 5;

“Receitas” significa Receitas Brutas de Jogo VIP com fichas não-negociáveis;

“Turnover” means Non-Negotiable Chip Turnover;

Gaming Promoter’s Initial	6	Melco Crown Gaming Initial

“Receita Bruta” significa a quantia bruta equivalente a todos os ganhos de jogo brutos menos todas as perdas de jogo da Melco Crown Gaming em relação ao Salão utilizado pelo Promotor de Jogo. Por forma a evitar dùvidas, na eventualidade de a Receita Bruta ser uma perda será ainda assim considerada Receita Bruta para efeitos do presente Contrato;

“Gross Revenue” means the gross amount equivalent to all gross gaming winnings less all the gaming losses of Melco Crown Gaming with respect to the Salon assigned to the Gaming Promoter. For the avoidance of any doubt, in the event the Gross Revenue is a loss it shall be deemed as Gross Revenue for the purposes of this Agreement;

Receitas Brutas de Jogo VIP” significa o valor liquido da compra inicial de fichas de jogo calculado da seguinte forma:

(i)	vouchers de fichas não negociáveis ou fichas não negociáveis emitidas pela Melco Crown Jogos e entregues ao Promotor de Jogo no Complexo City of Dreams;

MENOS

(ii)	vouchers de fichas não negociáveis ou fichas não negociáveis devolvidas pelo Promotor de Jogo à Melco Crown Jogos;

“Non-Negotiable Chip Turnover” means net cage buy-in which is calculated as follows:

(i)	Non-negotiable chip purchase vouchers or non-negotiable chips issued by Melco Crown Gaming to the Gaming Promoter at the City of Dreams Complex;

LESS

(ii)	Non-negotiable chip purchase vouchers and non-negotiable chips returned to Melco Crown Gaming by the Gaming Promoter;

“Salão” significa as áreas de jogo que o Promotor de Jogo está autorizado a utilizar de em regime de exclusividade nos termos da cláusula 6.2, localizadas Complexo City of Dreams ou outras áreas que Ihe sejam atribuidas para esse fim, nos termos da cláusula 6.3;

“Salon” means the gaming areas which the Gaming Promoter is authorized to use on an exclusive basis in accordance with clause 6.2 which are located at the City of Dreams Complex or such other areas as may be allocated pursuant to clause 6.3;

Gaming Promoter’s Initial	7	Melco Crown Gaming Initial

"Território" significa todos os paises e territórios, incluindo a R.A.E.M..

"Territory" means all countries and territories including the Macau SAR.

1.2	Neste Contrato, salvo se o contexto exigir de outro modo:

1.2	In this Agreement unless the context otherwise requires:

(i)	o singular inclui o plurai e vice-versa;

(i)	the singular includes the plural and vice versa;

(ii)	qualquer referência a um género inclui todos os géneros;

(ii)	a reference to any gender includes all genders;

(iii)	os considerandos, anexos, apêndices, documentos anexos, certificados, cartas ou descrição das Partes, fazem parte deste Contrato;

(iii)	a recital, attachment, annexure, certificates, letters or a description of the Parties forms part of this Agreement;

(iv)	qualquer referência a este Contrato ou a qualquer outro contrato ou documento (e, quando aplicável, quaisquer das suas disposições) inclui qualquer alteração, novação, aditamento ou substituição dos mesmos de tempos a tempos;

(iv)	a reference to this Agreement, any other agreement or document is to this Agreement, such other agreement or document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;

(v)	qualquer referência a uma parte deste Contrato ou qualquer outro documento ou acordo inclui os seus testamenteiros, administradores judiciais, substitutos, sucessores e cessionários autorizados;

(v)	a reference to any party to this Agreement or any other document or arrangement includes that party’s executors, administrators, substitutes, successors and permitted assigns;

Gaming Promoter’s Initial	8	Melco Crown Gaming Initial

(vi)	se uma expressão se encontrar definida, uma variação ou outra forma gramatical da mesma tem o significado correspondente; e

(vi)	where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning; and

(vii)	uma referência a "dólares" ou ”$" diz respeito a moeda de curso legal em Hong Kong.

(vii)	a reference to "dollars" or "$" is to the Hong Kong currency.

1.3	Neste Contrato, as epigrafes constam do mesmo por motivos de conveniência e não afectam a sua interpretação.

1.3	In this Agreement, headings are for convenience of reference only and do not affect interpretation.

2.	DESIGNAÇÃO

2.	APPOINTMENT

2.1	Nos termos e condições deste Contrato, a Melco Crown Jogos designa de forma não exclusiva o Promotor de Jogo para comercializar e promover o Complexo City of Dreams e para angariar os Jogadores Angariados para se deslocarem ao Complexo City of Dreams e o Promotor de Jogo aceita essa designação não exclusiva.

2.1	Subject to the terms and conditions of this Agreement, Melco Crown Gaming hereby appoints the Gaming Promoter on a non-exclusive basis to market and promote the City of Dreams Complex and to arrange for Junket Players to visit the City of Dreams Complex and the Gaming Promoter hereby accepts the appointment on a non-exclusive basis.

2.2	Durante a vigência deste Contrato o Promotor de Jogo não colaborará como promotor de jogo em qualquer outro casino ou junto de qualquer outro operador de jogo de Macau sem que antes tenha notificado previamente a Melco Crown Jogos. O Promotor de Jogo obriga-se a informar a Melco Crown Jogos em relação a qualquer contrato ou acordo comercial com qualquer outro casino ou operador de jogo de Macau.

2.2	During the term of this Agreement, the Gaming Promoter agrees not to serve as gaming promoter for any other casino or gaming operator in Macau without prior notice to Melco Crown Gaming. The Gaming Promoter shall disclose to Melco Crown Gaming any agreement or commercial arrangement with any other casino or gaming operator in Macau.

Gaming Promoter’s Initial	9	Melco Crown Gaming Initial

2.3	A Melco Crown Jogos reserva-se o direito de aceitar ou rejeitar, sem ter de dar qualquer justificação, todos e quaisquer Jogadores Angariados recomendados pelo Promotor de Jogo.

2.3	Melco Crown Gaming reserves the right to accept or to reject without giving any cause any or all Junket Players recommended by the Gaming Promoter.

2.4	Os Jogadores recomendados pelo Promotor de Jogo deverão satisfazer os critérios estabelecidos de tempos a tempos pela Melco Crown Jogos. Estes critérios incluem, nomeadamente, o nível de jogo, o Montante Adiantado, o seu caráctere solvabilidade.

2.4	Players recommended by the Gaming Promoter shall meet the criteria established from time to time by Melco Crown Gaming. These criteria shall include, but shall not be limited to, level of play, amount of Front Money, character and credit worthiness.

3.	TERMO

3.	TERM

Este Contrato produz efeitos a contar da presente data e vigorará pelo prazo de um (1) ano, automaticamente renovável por sucessivos períodos de um (1) ano no termos de cada período de um (1) ano, caso não seja resolvido por qualquer das Partes. Este Contrato cessará quando resolvido por qualquer das Partes nos termos da cláusula 14.

This Agreement has become effective as of the date hereof and will be valid for the period of one (1) year, automatically renewable for successive periods of one (1) year at the end of each one (1) year term, if not terminated by any of the Parties. This Agreement will terminate when it is terminated by any of the Parties pursuant to the provisions of clause 14.

4.	OBRIGAÇÕES DO PROMOTOR DE JOGO

4.	GAMING PROMOTER’S OBLIGATIONS

4.1	O Promotor de Jogo é uma parte contratante independente e não é um agente, empregado ou representante legal da Melco Crown Jogos. O Promotor de Jogo não está autorizado a exercer qualquer actividade em nome da Melco Crown Jogos nem a vincular a mesma de qualquer forma.

Gaming Promoter’s Initial	10	Melco Crown Gaming Initial

4.1	The Gaming Promoter is an independent contractor and is not an agent, employee or legal representative of Meleo Crown Gaming. The Gaming Promoter is not authorised to do business in the name of Melco Crown Gaming or to bind Melco Crown Gaming in any way.

4.2	Antes da chegada de Jogadores Angariados a Macau, o Promotor de Jogo deve levar a cabo, a expensas suas, as seguintes actividades no Território, no que diz respeito à comercialização e promoção do Complexo City of Dreams e à angariaçã o de Jogadores Angariados para se deslocarem ao Complexo City of Dreams:

4.2	At the Gaming Promoter’s own expense and prior to the Junket Players arriving in Macau, the Gaming Promoter wiil undertake the following activities in the Territory in relation to the marketing and promotion of the City of Dreams Complex and arrangement of Junket Players to visit the City of Dreams Complex:

(a)	desenvolver activamente mercados para, ou publicitar, solicitar e promover a participaçã o por clientes de casinos residentes no Território, os quais tenham recursos financeiros pessoais substanciais e que gostem ou se saiba que gostam de jogar;

(a)	actively develop markets for or advertise, solicit and promote participation by gaming patrons, residing in the Territory, who have substantial personal financial resources and enjoy or are known to enjoy gaming;

(b)	providenciar a recolha do Montante Adiantado e a transferêneia de Montante Adiantado de quaisquer Jogadores Angariados ou relativo aos mesmos para a Melco Crown Jogos por transferêneia telegráfica ou outro meio de transferêneia de fundos que seja aceitável para ambas as Partes;

(b)	attend to collection of Front Money and transfer of Front Money from or in respect of any Junket Players to Melco Crown Gaming by telegraphie transfer or other mutually acceptable means of funds transfer;

(c)	desenvolver e manter operacional pessoal experiente, na medida do necessário, para cumprimento das suas obrigações nos termos deste Contrato;

(c)	develop and maintain active, trained staff to the extent necessary to fulfill its obligations under this Agreement;

Gaming Promoter’s Initial	11	Melco Crown Gaming Initial

(d)	promover activamente o Complexo City of Dreams como um resort que oferece uma experiência de seis estrelas e manter os Jogadores Angariados (quer existentes, quer potenciais) actualizados relativamente aos serviços, entretenimento e acontecimentos no Complexo City of Dreams ou de quaisquer outros factos relativos ao Complexo City of Dreams nos termos requeridos por escrito, de tempos a tempos, pela Melco Crown Jogos ao Promotor de Jogo;

(d)	actively promote the City of Dreams Complex as a resort offering a six star experience and keep the Junket Players (either existing or potential) updated regarding the services, entertainment and special events at the City of Dreams Complex and of any other facts regarding the City of Dreams Complex required by Melco Crown Gaming as notified in writing to the Gaming Promoter from time to time;

(e)	pelo menos 2 horas antes da chegada de cada Jogador Angariado ao Complexo City of Dreams, o Promotor de Jogo entregará à Melco Crown Jogos uma lista de todos os Jogadores Angariados e, relativamente a cada Jogador Angariado, o formulário designado em inglês por “Particulars of Player” constante do Anexo A devidamente preenchido. O Promotor de Jogo também entregará à Melco Crown Jogos uma cópia do passaporte de cada Jogador Angariado. A Melco Crown Jogos reserva-se o direito de recusar a participação de um Jogador Angariado, sempre que a informação pormenorizada e a cópia do passaporte do mesmo não tenham sido fornecidos nos termos deste Contrato; e

(e)	at least 2 hours prior to the arrival of each Junket Player at the City of Dreams Complex, the Gaming Promoter shall submit to Melco Crown Gaming a list of all Junket Players and for each Junket Player a duly completed Particulars of Player in the form of Attachment A. Gaming Promoter shall also submit to Melco Crown Gaming a copy of each Junket Player’s passport. Melco Crown Gaming reserves the right to refuse the participation of a Junket Player whose details together with a copy of such Junket Player’s passport are not provided in accordance with this Agreement; and

(f)	fornecer a todo o seu pessoal um uniforme que tenha sido aprovado pela Melco Crown Jogos.

(f)	supply all its staff with a uniform which has been approved by Melco Crown Gaming.

Gaming Promoter’s Initial	12	Melco Crown Gaming Initial

4.3	Durante a vigência do presente Contrato o Promotor de Jogo deve manter a sua licença e o seu registo como promotor de jogo junto da DICJ.

4.3	Throughout the term of this Agreement, the Gaming Promoter shall maintain its license and registration with the DICJ as a gaming promoter.

4.4	O Promotor de Jogo deverá reunir periodicamente com o(s) representante(s) da Melco Crown Jogos e aconselhar a Melco Crown Jogos no que respeita às suas actividades promocionais, as quais incluirão informação sobre potenciais Jogadores Angariados chave e a informação completa do estado da mercado em termos de Acordos de Promoção de Jogos.

4.4	The Gaming Promoter must meet Melco Crown Gaming’s representative(s) periodically to advise Melco Crown Gaming of Gaming Promoter’s promotional activities including details of key potential Junket Players and full information on the State of the market for Junket Arrangements.

4.5	O Promotor de Jogo cumprirá com todas as direcções e instruções dadas pela Melco Crown Jogos relativas à comercialização e promoção do Complexo City of Dreams, bem como, à angariação de Jogadores para visitarem o Complexo City of Dreams e, na ausência de tais direcções ou instruções relativas a um assunto determinado, o Promotor de Jogo actuará da forma mais benéfica para o interesse de ambas as Partes.

4.5	The Gaming Promoter will comply with all directions and instructions given by Melco Crown Gaming in relation to the marketing and promotion of the City of Dreams Complex and the arrangement of Junket Players to visit the City of Dreams Complex and, in the absence of any such directions or instructions in relation to any particular matter, will act in a manner which is most beneficial to the interests of both Parties.

4.6	O Promotor de Jogo assume plena responsabilidade por quaisquer queixas relacionadas com a promoção e comercialização, pelo mesmo, do Complexo City of Dreams e pela angariação, pelo mesmo, de Jogadores para se deslocarem ao Complexo City of Dreams, e contestará a favor da Melco Crown Jogos e indemnizará a Melco Crown Jogos em relação a quaisquer pretensões, demandas, acções ou responsabilidades emergentes ou relacionadas com quaisquer actos ou omissões do Promotor de Jogo, seus empregados, detentores de cargos, representantes legais e Colaboradores, quer tenham por base a responsabilidade contratual, negligência, responsabilidade em sentido estrito ou a qualquer outro titulo, incluindo pretensões advenientes de qualquer violação pelo Promotor de Jogo das disposições deste Contrato.

Gaming Promoter’s Initial	13	Melco Crown Gaming Initial

4.6	The Gaming Promoter assumes full responsibility for claims arising in connection with the marketing and promotion of the City of Dreams Complex by Gaming Promoter and the arrangement by the Gaming Promoter of Junket Players to visit the City of Dreams Complex, and Gaming Promoter will defend and hold Melco Crown Gaming harmless from any and all claims, demands, suits or liabilities arising out of any acts or omissions of the Gaming Promoter, its employees, appointees, legal representatives and Collaborators whether based upon breach of contract, negligence, strict liability or otherwise, and including claims arising from the Gaming Promoter's breach of any of the provisions of this Agreement.

4.7	O Promotor de Jogo notificará a Melco Crown Jogos de todas e quaisquer reclamações feitas por um Jogador Angariado e investigará prontamente e de forma diligente as mesmas, reportando à Melco Crown Jogos. A Melco Crown Jogos terá o direito de investigar quaisquer dessas reclamações, quer em conjunto com o Promotor de Jogo, quer de forma independente, se assim o entender. Qualquer medida a ser tomada relativamente a qualquer reclamação será, em primeiro lugar, objecto de acordo entre as Partes.

4.7	The Gaming Promoter will notify Melco Crown Gaming immediately of all and any complaints made by a Junket Player and will promptly and diligently investigate and report on the complaint to Melco Crown Gaming. Melco Crown Gaming will be entitled to investigate any such complaint either in conjunction with the Gaming Promoter or independently if it so decides. Any action to be taken in respect of any complaints will first be agreed between the Parties.

4.8	O Promotor de Jogo deverá cumprir com todas as politicas e regulamentos que sejam adoptados pela Melco Crown Jogos relativas à actividade inerente aos Acordos de Promoção de Jogos, incluindo, nomeadamente, facilidades de crédito e ofertas promocionais.

4.8	Gaming Promoter shall comply with all policies and regulations adopted by Melco Crown Gaming regarding Junket Arrangement operations, including but not limited to, credit facilities and complimentary privileges.

4.9	Dentro de 10 dias após a celebração deste Contrato e no último Dia Útil de cada trimestre, o Promotor de Jogo enviará à Melco Crown Jogos uma certidão da Conservatória dos Registos Comercial e de Bens Móveis de Macau (se aplicável) e uma lista estabelecendo os empregados chave, Colaboradores, bem como quaisquer outras pessoas e empregados, que exerçam quaisquer funções junto do Promotor de Jogo. O Promotor de Jogo reconhece e aceita que a Melco Crown Jogos tem o direito de remeter tal informação à DICJ.

Gaming Promoter’s Initial	14	Melco Crown Gaming Initial

4.9	Within 10 days after execution of this Agreement and on the last Business Day of every calendar quarter, Gaming Promoter shall submit to Melco Crown Gaming a commercial certificate issued by the Macau Commercial Registry (if applicable) and a list setting forth the Collaborators and key employees of the Gaming Promoter as well as any other individuals and employees who develop any activities with the Gaming Promoter. Gaming Promoter acknowledges and agrees that Melco Crown Gaming shall be entitled to forward this information to the DICJ.

4.10	Durante o mês de Janeiro de cada ano, o Promotor de Jogo enviará à Melco Crown Jogos uma cópia da renovação da sua licença necessária para levar a cabo a actividade de promoção de jogo, emitida pela DICJ.

4.10	During the month of January of each year, Gaming Promoter shall submit to Melco Crown Gaming a copy of the renewed license required to undertake Junket Arrangement operations issued by the DICJ.

4.11	O Promotor de Jogo compromete-se a não solicitar jogadores do Complexo City of Dreams para se tornarem Jogadores Angariados.

4.11	The Gaming Promoter undertakes not to solicit players from the City of Dreams Complex to become Junket Players.

4.12	O Promotor de Jogo deve actuar sempre em conformidade com todas as leis e regulamentos aplicáveis e instruções emitidas pelas autoridades relevantes e não deve levar a cabo qualquer acção que possa ter um efeito adverso sobre a actividade, condição financeira e reputação da Melco Crown Jogos.

4.12	Gaming Promoter must at all times act in accordance with all applicable laws, regulations and instructions issued by relevant authorities and must not undertake any activities which may cause an adverse effect on any of the businesses, operations or financial conditions of Melco Crown Gaming or the City of Dreams Complex.

4.13	O Promotor de Jogo autoriza a Melco Crown Jogos a aceitar e a actuar, conforme entender, na sequência de quaisquer pedidos orais ou escritos feitos à mesma pelo Promotor de Jogo, seus Colaboradores, empregados e representantes.

4.13	Gaming Promoter authorizes Melco Crown Gaming to accept and act, at its discretion, upon all verbal and written instructions given to Melco Crown Gaming by the Gaming Promoter, its Collaborators, employees and representatives.

Gaming Promoter’s Initial	15	Melco Crown Gaming Initial

5.	MONTANTE ADIANTADO

5.	FRONT MONEY

5.1	Antes da chegada de um Jogador Angariado ao Complexo City of Dreams, o Promotor de Jogo deve disponibilizar à Melco Crown Jogos um depósito correspondente ao Montante Adiantado, no montante mínimo de HK$3.000.000,00 (três milhões de dólares de Hong Kong) por cada mesa existente no Salão, ou qualquer outro montante mínimo que seja acordado de tempos a tempos pelas Partes.

5.1	Before a Junket Player arrives at the City of Dreams Complex, Gaming Promoter shall be required to provide to Melco Crown Gaming a Front Money deposit in the minimum amount of HK$3.000.000,00 (three million Hong Kong dollars) each table located at the Salon, or such other minimum amount as may be determined from time to time between the Parties.

5.2	A menos que seja de outra forma pré acordado entre as Partes, o Montante Adiantado deverá ser pago à Melco Crown Jogos em numerário, ou o seu equivalente, o qual deverá ser em fundos imediatamente disponíveis.

5.2	Unless otherwise prearranged between the Parties, Front Money deposit must be paid to Melco Crown Gaming in cash or cash equivalent, which must be cleared funds and immediately available.

5.3	Qualquer cheque bancário que se destine a ser depositado como Montante Adiantado deverá ser entregue à Melco Crown Jogos com antecedência mínima de 2 Dias Úteis antes da chegada de um Jogador Angariado ao Complexo City of Dreams, para permitir a sua verificação. Para evitar qualquer dúvida, após a recepção de qualquer cheque bancário, remetido pelo Promotor de Jogo, a Melco Crown Jogos não terá qualquer obrigação de emitir quaisquer facilidades de crédito, nem adiantar quaisquer fundos, independentemente da sua natureza, ao Promotor de Jogo.

5.3	Any bank draft intended for the purchase of non-negotiable chips, must be forwarded to Melco Crown Gaming at least 2 Business Days prior to the arrival of a Junket Player at City of Dreams Complex, to enable verification. For the avoidance of any doubt, after receipt of any bank draft forwarded by the Gaming Promoter, Melco Crown Gaming shall have no obligation to grant any credit facilities nor advance any funds whatsoever to the Gaming Promoter.

Gaming Promoter’s Initial	16	Melco Crown Gaming Initial

6.	OBRIGAÇÕES DA MELCO CROWN JOGOS

6.	MELCO CROWN GAMING'S OBLIGATIONS

6.1	A Melco Crown Jogos prestará os seguintes serviços ao Promotor de Jogo, a expensas deste, excepto em caso de acordo por escrito em contrário:

6.1	Melco Crown Gaming will provide the following services to Gaming Promoter at the cost of the Gaming Promoter unless the parties reach prior agreement in writing to the contrary:

(a)	A pedido do Promotor de Jogo e em relação a Jogadores Angariados:

(a)	Upon request of the Gaming Promoter and with respect to the Junket Players:

(i)	transfers do aeroporto e do terminal marítimo à chegada e à respectiva partida;

(i)	airport and jetfoil terminal transfers upon arrival and departure;

(ii)	confirmação da partida do(s) vôo(s);

(ii)	re-confirmation of departing flight(s);

(iii)	por e em representação do Promotor de Jogo, reserva e confirmação de quartos de hotel; e

(iii)	hotel room reservations and confirmations on behalf of the Gaming Promoter; and

(b)	A pedido do Promotor de Jogo, mas sem custos adicionais para este:

(b)	Upon request of the Gaming Promoter but at no additional cost to Gaming Promoter:

(i)	confirmação da recepção do Montante Adiantado;

(i)	confirmation of Front Money received;

(ii)	envio por transferência telegráfica ou transferência electrónica de fundos para a conta bancária no estrangeiro, designada pelo Promotor de Jogo a respeito da Comissão;

(ii)	remittance by telegraphic transfer or electronic funds transfer to the nominated overseas bank account of the Gaming Promoter with respect to its Commission;

Gaming Promoter’s Initial	17	Melco Crown Gaming Initial

(c)	A Melco Crown Jogos estenderá toda a hospitalidade, atenção e dedicação pessoal devidos, a cada Jogador Angariado, tendo em consideração o seu estatuto e nível de jogo, conforme determinado pela Melco Crown Jogos;

(c)	Melco Crown Gaming will extend all due hospitality, care and personal attention to each Junket Player as is commensurate with that Junket Player's status and play rating, all as determined by Melco Crown Gaming;

(d)	A Melco Crown Jogos assegurará que os códigos e as regras dos jogos jogados no Complexo City of Dreams são devidamente aplicadas a todo o tempo e a todos os Jogadores Angariados.

(d)	Melco Crown Gaming will ensure the conduct and rules of the games played at the City of Dreams Complex are consistently applied at all times for all Junket Players; and

(e)	A Melco Crown Jogos prestará ainda quaisquer outros serviços específicos a um determinado Promotor de Jogo ou Jogador Angariado, conforme acordado com o Promotor de Jogo de tempos a tempos.

(e)	Melco Crown Gaming will provide any other services specific to a particular Gaming Promoter or Junket Player as agreed with the Gaming Promoter from time to time.

6.2	O Promotor de Jogo terá o direito a utilizar o Salão para cada Acordo de Promoção de Jogo. O uso pelo Promotor de Jogo do Salão será exclusivo relativamente a outros promotores de jogo e outros clientes que não sejam parte no respectivo Acordo de Promoção de Jogo do Promotor de Jogo. Além disso, todas as actividades de jogo no Salão serão conduzidas a todo o tempo pela Melco Crown Jogos.

6.2	Gaming Promoter shall have the right to use the Salon for each Junket Arrangement. Gaming Promoter’s use of the allocated Salon will be exclusive of other gaming promoters and other patrons not part of the relevant Junket Arrangement of Gaming Promoter. Furthermore, Melco Crown Gaming will conduct the gaming in the Salon at all times.

6.3	Caso seja julgado conveniente pela Melco Crown Jogos, a Melco Crown Jogos pode, de tempos a tempos, ceder outros Salões ao Promotor de Jogo.

6.3	If deemed convenient by Melco Crown Gaming, Melco Crown Gaming may, from time to time, assign other Salons to the Gaming Promoter.

6.4	A utilização das novas Áreas de Jogo atribuídas ao Promotor de Jogo nos termos da supra mencionada cláusula 6.3, pode ser numa base exclusiva ou não exclusiva, conforme seja livremente decidido pela Melco Crown Jogos.

Gaming Promoter’s Initial	18	Melco Crown Gaming Initial

6.4	The use of the new other Salons assigned to the Gaming Promoter pursuant to clause 6.3 above, may be on an exclusive basis or not, as freely determined by Melco Crown Gaming.

6.5	A Melco Crown Jogos deverá fornecer ao Promotor de Jogo crachás cartões de identificação pessoal os quais só deverão ser utilizados pelo Promotor de Jogo, seus Colaboradores, trabalhadores ou representantes relacionados com os serviços prestados, ou a ser prestados, pelo Promotor de Jogo nos termos deste Contrato.

6.5	Melco Crown Gaming shall provide to the Gaming Promoter badges, which shall only be used by the Gaming Promoter, its Collaborators, employees or representatives in connection with the services rendered, or to be rendered, by the Gaming Promoter pursuant to this Agreement.

7. CRÉDITO PROMOCIONAL

7. COMPLIMENTARY PRIVILEGES

7.1	A Melco Crown Jogos oferecerá ao Promotor de Jogo Crédito Promocional convertível em quartos, comes e bebes, transportes, lavandaria e custos de teiefone ou em qualquer outro custo previamente acordado por escrito entre as Parte até ao valor máximo mensal de 0.05% (zero ponto zero cinco por cento) das Receitas Brutas de Jogo VIP geradas durante cada mês.

7.1	For each month, Melco Crown Gaming will provide to the Gaming Promoter Complimentary Credit redeemable for room, food and beverage, laundry and telephone charges or any other cost previously agreed in written by the Parties up to the maximum monthly limit amount of 0.05% (zero point zero five per cent) of the Non-Negotiable Chip Turnover generated during such month.

7.2

O Promotor de Jogo apenas poderá utilizar o Crédito Promocional no Complexo City of Dreams, seus hotéis, restaurantes, demais estabelecimentos de comidas e bebidas, lojas de retalho ou quaisquer outros estabelecimentos comerciais fora do Complexo City of Dreams desde que previamente autorizados, por escrito, pela Melco Crown Jogos.

Gaming Promoter’s Initial	19	Melco Crown Gaming Initial

7.2	Gaming Promoter shall only be entitled to use the Complimentary Credit at the City of Dreams, its hotels, restaurants, food and beverage outlets, retail outlets or other commercial establishments in Macau outside of the City of Dreams Complex, provided that the usage of Complimentary Credit in such other commercial establishments has been authorized, in writing in advance by Melco Crown Gaming.

7.3	Para evitar qualquer dúvida, gorjetas ou outro tipo de gratuitidades oferecidas pelos Jogadores Angariados ou clientes não serão contadas para efeitos de Crédito Promocional oferecido pela Melco Crown Jogos nos termos da presente cláusula.

7.3	For the avoidance of doubt, tips and other gratuities provided by Junket Players or patrons shall not be covered by the Complimentary Credit provided by Melco Crown Gaming pursuant to this clause.

7.4	As Partes acordam que Crédito Promocional do Promotor de Jogo não utilizado pode ser acumulado e transportado pelo periodo de um mês. Nos termos deste parágrafo as Partes acordam que após esse período qualquer montante remanescente de Crédito Promocional será considerado como não usado e cancelado pela Melco Crown Jogos.

7.4	The Parties agree that any unused Complimentary Credit of the Gaming Promoter can be accumulated and carried forward for the period of one month. Pursuant to this paragraph, the Parties agree that following such period any outstanding Complimentary Credit will be forfeited and cancelled by Melco Crown Gaming.

8.	COMISSAÃO

8.	COMMISSION

8.1	Pelos serviços prestados pelo Promotor de Jogo nos termos deste Contrato e sujeito ao clausulado do mesmo, a Melco Crown Jogos concorda em pagar ao Promotor de Jogo a Comissão mensal equivalente a 42.5% (quarenta e dois virgula cinco por cento) da Receita Bruta mensal.

8.1	In consideration of the services rendered by the Gaming Promoter pursuant to this Agreement, and subject to the provisions of this Agreement, Melco Crown Gaming agrees to pay the Gaming Promoter a monthly Commission equivalent to 42.5% (forty two point five percent) of the monthly Gross Revenue.

8.2	O cálculo da Comissão em relação a cada Salão terá por base unicamente os registos mantidos pela Melco Crown Jogos em relação às Receitas Brutas geradas pelos Jogadores Angariados e confirmadas na respectiva Folha de Pagamentos do Promotor de Jogo.

Gaming Promoter’s Initial	20	Melco Crown Gaming Initial

8.2	Calculation of the Commission in relation to each Salon will be based solely upon records kept by Melco Crown Gaming in respect of the Gross Revenue generated by the Junket Players and confirmed on the relevant Junket Settlement Sheet.

8.3	No caso da Receita Bruta representar uma perda, a Melco Crown Jogos transportará tal perda até ao montante máximo do valor das facilidades de crédito concedidas ao Promotor de Jogo pela Melco Crown Jogos. O Promotor de Jogo aceita e autoriza que a Melco Crown Jogos faça a compensação das perdas transportadas contra as Receitas Brutas geradas no mês seguinte.

8.3	In the event the Gross Revenue represents a loss, Melco Crown Gaming shall carry forward such loss up to the maximum amount of the credit facility granted to the Gaming Promoter by Melco Crown Gaming. Gaming Promoter acknowledges and consents to Melco Crown Gaming offsetting the loss amount carried forward against the Gross Revenue generated for the next month.

8.4	No caso da Receita Bruta representar uma perda e exceder o montante das facilidades de crédito concedidas ao Promotor de Jogo pela Melco Crown Jogos, o Promotor de Jogo deverá pagar tal diferença na data para pagamentos.

8.4	In the event the Gross Revenue represents a loss and exceeds the amount of the credit facilities granted to the Gaming Promoter by Melco Crown Gaming, Gaming Promoter shall pay such difference at the settlement date.

8.5	A Comissão será paga numa divisa estrangeira em dinheiro a acordar pelas Partes ou remetida por transferência telegráfica ou transferência electrónica de fundos para a conta bancária nomeada pelo Promotor de Jogo.

8.5	Commission will be paid in a foreign currency to be agreed by the Parties by payment in cash, or remittance in telegraphic transfer or electronic funds transfer to the nominated bank account of the Gaming Promoter.

8.6	O Promotor de Jogo será responsável por todos os impostos devidos que resultem da celebração deste Contrato, ou pelo pagamento da Comissão ou qualquer outra montante ao Promotor de Jogo. A Melco Crown Jogos deverá reter os montantes necessários de impostos e entregar os montantes retidos aos Serviços de Finanças de Macau até ao décimo dia do mês seguinte.

Gaming Promoter’s Initial	21	Melco Crown Gaming Initial

8.6	Gaming Promoter shall be responsible for all taxes due as a resuit of the execution of this Agreement, or the payment of Commission or any other amount to the Gaming Promoter. Melco Crown Gaming shall withhold the necessary amounts of tax and remit these amounts withheld to the Macau Finance Bureau not later than the tenth day of the following month.

8.7	A Melco Crown Jogos pagará ao Promotor de Jogo a Comissão em relação a cada mês o mais tardar até ao sétimo Dia Útil do mês seguinte.

8.7	Melco Crown Gaming will pay to the Gaming Promoter the Commission for each month by no later than the 7th Business Day of the following month.

8.8	As Partes ora reconhecem e acordam que nos termos das leis de Macau todos os pagamentos mensais efectuados ao abrigo do presente contrato pela Melco Crown Jogos ao Promotor de Jogo por conta de Comissão, bónus ou qualquer outra remuneração ou compensação ou atribuição de despesas consideradas gratuitas não excederão o disposto nas referidas leis no que respeita a comissões pagáveis a promotores de jogo, cujo máximo presentemente se cifra em 1.25% das receitas para cada mês respectivo.

8.8	The Parties hereto acknowledge and agree that pursuant to Macau law, all payments for a month hereunder by Melco Crown Gaming to the Gaming Promoter on account of Commission, bonus, any other remuneration or compensation or attributable to complimentary expenses shall not exceed the amounts as stipulated on the referred laws, that as of the present date establish a cap of 1.25% of turnover for every month.

9.	CÁLCULO DE TRANSACÇÕES

9.	SETTLEMENT OF TRANSACTIONS

9.1	A não ser que de outra forma seja autorizado pela Melco Crown Jogos, a Melco Crown Jogos não emitirá qualquer cheque nem fará qualquer transferência telegráfica até que ocorra o Cálculo de Transacções. O Cálculo de Transacções deverá ocorrer o mais tardar até ao fim de cada mês, ou em qualquer outra data mutuamente acordada entre as Partes.

9.1	Unless otherwise authorized by Melco Crown Gaming, Melco Crown Gaming shall not issue any cheques nor telegraphic transfers until Settlement of Transactions occurs. Settlement of Transactions shall occur no later than the end of each month, or at any other date mutually agreed between the Parties.

Gaming Promoter’s Initial	22	Melco Crown Gaming Initial

9.2	A Melco Crown Jogos e o Promotor de Jogo reconhecem e concordam que para cada mês uma Folha de Pagamentos do Promotor de Jogo será preparada e assinada por ambas as Partes o mais tardar até ao final de cada mês.

9.2	Melco Crown Gaming and the Gaming Promoter acknowledge and agree that for each month, a Junket Settlement Sheet will be prepared and signed by both Parties no later than the end of each month.

9.3	O Promotor de Jogo autoriza a Melco Crown Jogos a compensar qualquer Comissão a ser paga ao Promotor de Jogo, se alguma, contra qualquer saldo em divida pelo Promotor de Jogo, incluindo mas não limitado a qualquer facilidades concedidas através da emissão de cheques bancários, ou facilidade de crédito concedidas pela Melco Crown Jogos, moedas estrangeiras (dinheiro ou cheques), transferências telegráficas, cheques bancários e qualquer outro valor na posse da Melco Crown Jogos a título de Montante Adiantado ou outros quaisquer custos ou despesas que excedam o Crédito Promocional concedido pela Melco Crown Jogos nos termos deste Acordo, incorridos pelo Promotor de Jogo ou um Jogador Angariado.

9.3	Gaming Promoter authorizes Melco Crown Gaming to offset any Commission payable to the Gaming Promoter, if any, against any outstanding balances owing by the Gaming Promoter to Melco Crown Gaming, those in relation to Excess Commission, any cheque cashing facilities or credit facilities granted by Melco Crown Gaming, foreign currency (cash or drafts), telegraphic transfer, bank cheques and any other value items held by Melco Crown Gaming as Front Money or any other costs or expenses exceeding the Complimentary Credit granted by Melco Crown Gaming pursuant to this Agreement incurred by the Gaming Promoter or by a Junket Player.

9.4	Para evitar qualquer dúvida, a Melco Crown Jogos não terá qualquer brigação de pagar qualquer Comissão ao Promotor de Jogo até que todos e quaisquer montantes devidos pelo Promotor de Jogo à Melco Crown Jogos, no âmbito deste Contrato, facilidades de crédito ou de qualquer outro acordo estejam integralmente realizados e pagos.

9.4	For the avoidance of doubt, Melco Crown Gaming shall not have any obligation to pay any Commission to the Gaming Promoter until any and all amounts due by the Gaming Promoter to Melco Crown Gaming, including those amounts due under this Agreement, credit facilities or any other agreement, are fully settled and paid.

Gaming Promoter’s Initial	23	Melco Crown Gaming Initial

10.	MONTANTE MÍNIMO DE RECEITAS

10.	MINIMUM TURNOVER AMOUNT

10.1	O Promotor de Jogo ora concorda e garante que durante o termo deste Contrato, o montante mínimo de Receitas geradas pelo Promotor de Jogo por cada Acordo de Promoção de Jogos será HK$200.000.000,00 (duzentos milhões de dólares de Hong Kong) por cada mesa localizada no Salão. Para efeitos da presente cláusula a média de Receitas será calculada semestralmente.

10.1	The Gaming Promoter hereby assures and agrees that during the term of this Agreement, an average monthly Turnover generated by the Gaming Promoter shall be HK$200.000.000,00 (two hundred million Hong Kong Dollars) each table located at the Salon. For purposes of this clause the average of Turnover shall be calculated on a six (6) months basis.

10.2	Caso o Promotor de Jogo não consiga gerar o montante médio de Receita durante um determinado período de seis (6) meses (a diferença entre o montante de Receita concretamente gerado e o montante mínimo mensal de Receita designa-se por “Deficit de Receita”), as partes acordam que a Melco Crown Jogos terá o direito de ou compensar o Deficit de Receita contra a Receita do próximo período de seis (6) meses ou revogar este Acordo nos termos da clausula 14.2 infra.

10.2	In the event the Gaming Promoter is not able to meet the average Turnover during a specific period of six (6) months (the difference between the actual Turnover and the minimum monthly Turnover being the “Turnover Deficit”), the Parties acknowledge and agree that Melco Crown Gaming shall be entitled either to offset the Turnover Deficit against the Turnover for the next period of six (6) months or terminate this Agreement pursuant to clause 14.2 hereunder.

10.3	O Promotor de Jogo ora reconhece e autoriza a Melco Crown Jogos a exercer os direitos referidos na clausula 9.2 supra e confere expresso consentimento ao exercício pela Melco Crown Jogos dos referidos direitos estipulados na clausula 9.2.

10.3	Gaming Promoter hereby acknowledges and agrees to the rights of Melco Crown Gaming in clause 9.2 above and grants its express consent to Melco Crown Gaming to exercise the rights mentioned in clause 9.2. above.

Gaming Promoter’s Initial	24	Melco Crown Gaming Initial

11.	AUTORIZAÇÃO

11.	AUTHORISATION

Se o Promotor de Jogo ou seus Colaboradores solicitar(em) a verificação dos cálculos da Comissão nos termos de um específico Acordo de Promoção de Jogo, ser-lhe(s)-á facultada uma cópia dos registos das Receitas e dos ganhos e perdas ocorridos no âmbito desse específico Acordo de Promoção de Jogo.

If the Gaming Promoter or any of its Collaborators requests verification of the calculation of Commission under a specific Junket Arrangement, it will be provided with a copy of Melco Crown Gaming’s records of the Turnover and gaming winnings or gaming losses for the relevant Junket Arrangement.

12.	CONFIDENCIALIDADE

12.	CONFIDENTIALITY

12.1	O presente Contrato é celebrado com o expresso entendimento que os termos e condições do mesmo, e futuras correcções, suplementos ou outros documentos relacionados (sejam quer em formato de rascunho ou não) serão tratados em estrita confidencialidade. Nenhuma das Partes poderá revelar este Contrato, nem futuras correcções, suplementos ou outros documentos relacionados (sejam quer em formato de rascunho ou não) a qualquer pessoa, sem o consentimento prévio dado por escrito pela outra Parte. O disposto atrás não será aplicável e, portanto, uma cópia poderá ser revelada caso (a) seja para os consultores profissionais de uma das Partes que estejam relacionados com este Contrato, desde que tais consultores tenham concordado em cumprir com a presente cláusula de confidencialidade ou (b) seja para qualquer terceiro, desde que nos termos exigidos por qualquer lei aplicável ou regulamento.

12.1	This Agreement is made on the express understanding that the terms and conditions in Agreement and any subsequent amendment, supplements or other related documents (whether or not in draft form) will be treated as strictly confidential. None of the Parties may disclose this Agreement or any subsequent amendment, supplements or other related documents (whether or not in draft form) to any other person without the other Party’s prior written consent, except that a copy of this Agreement may be disclosed to (a) a Party’s professional advisers in relation to Agreement, provided that such advisers have agreed to comply with the confidentiality provisions in this Agreement or (b) any other person as may be required by any applicable law or regulation.

12.2	O disposto na cláusula 12.1 não sera aplicável, caso o Promotor de Jogo possa provar:

Gaming Promoter’s Initial	25	Melco Crown Gaming Initial

12.2	The provisions of clause 12.1 will not apply to any information which the Gaming Promoter can prove:

(a)	que a informação estava no domínio público quando foi fornecida ao Promotor de Jogo;

(a)	was in the public domain when it was given to the Gaming Promoter;

(b)	que após ter sido fornecida ao Promotor de Jogo, a informação tornou-se do domínio público, excepto se a mesma informação foi transmitida pelo Promotor de Jogo, seus Colaboradores ou pelos seus respectivos administradores, sócios, directores, empregados, entidades contratadas e agentes, em violação do presente Contrato; ou

(b)	after being given to the Gaming Promoter becomes part of the public domain except through disclosure by the Gaming Promoter, its Collaborators or any of their directors, shareholders, officers, employees, contractors and agents, contrary to this Agreement; or

(c)	que foi legalmente recebida por qualquer outra pessoa que não esteja vinculada a qualquer dever de confidencialidade e tenha o direito legal de revelar tal informação.

(c)	was lawfully received from another person having the unrestricted legal right to disclose that information without requiring the maintenance of confidentiality.

12.3	Sempre sujeito a quaisquer requisitos nos termos de qualquer lei ou regulamento aplicável, as Partes acordam que não farão, nem permitirão que terceiros o façam, nem causarão a emissão de qualquer anúncio ou revelação de quaisquer detalhes da presente transacção, sem primeiro obter o consentimento prévio da outra parte (e tal consentimento não será atrasado ou retido injustificadamente).

12.3	Subject to any requirements under applicable law or regulation, the Parties agree that they will not make, or permit or procure any other person to make any announcement or disclosure of any details of the transaction contemplated hereby without first obtaining the prior written consent of the other parties hereto (such consent not to be unreasonably withheld or delayed).

12.4	As obrigações referidas supra referentes à confidencialidade e respectivas restrições quanto ao uso de Informação Confidencial serão respeitadas após a caducidade ou resolução do presente Contrato.

Gaming Promoter’s Initial	26	Melco Crown Gaming Initial

12.4	The foregoing obligations concerning confidentiality and limitation of use of Confidential Information will survive the expiration or termination of this Agreement.

13.	NOME E MARCA COMERCIAL

13.	TRADE MARKS AND TRADE NAMES

O Promotor de Jogo não irá tentar registar ou utilizar quaisquer marcas, nomes, slogans ou logótipos da Melco Crown Jogos, suas subsidiárias ou qualquer das sociedades dos grupos dos mesmos, a não ser que autorizadas por escrito pela Melco Crown Jogos.

The Gaming Promoter will not seek to register or use any trade marks, trade names, slogans or logos of Melco Crown Gaming, its parent companies, subsidiaries or affiliates, unless authorised in writing by Melco Crown Gaming.

14.	RESOLUÇÃO

14.	TERMINATION

14.1	Qualquer uma das Partes poderá resolver o presente Contrato, dando para o efeito um aviso por escrito à outra Parte:

14.1	Either Party may immediately terminate this Agreement by notice in writing to the other Party:

(a)	caso a outra Parte esteja em violação significativa de quaisquer disposições do presente Contrato e tal incumprimento continue durante catorze (14) dias, após a notificação escrita da outra Parte para sanar tal incumprimento;

(a)	should the other Party be in material breach of any of the provisions of this Agreement and has failed to remedy such breach within fourteen (14) days of receipt of notice from the Party not in default requiring the breach to be remedied;

(b)	caso o Promotor de Jogo inicie ou contra ele seja iniciado um processo de liquidação do seu património ou lhe seja nomeado um administrador judicial (excepto em casos de fusão ou de reestruturação), ou seja formulado um pedido de dissolução do Promotor de Jogo, ou faça um cessão a favor dos seus credores ou um beneficiário de uma garantia real accione a mesma contra algum bem propriedade do Promotor de Jogo; ou

Gaming Promoter’s Initial	27	Melco Crown Gaming Initial

(b)	if the Gaming Promoter enters or is placed in receivership or provisional liquidation or liquidation (except for the purposes of amalgamation or reconstruction) or an application is made for the winding up of the Gaming Promoter, or if the Gaming Promoter becomes insolvent, makes an assignment for the benefit of its creditors, or if an encumbrancer takes possession of any of the Gaming Promoter's assets; or

(c)	caso a DICJ ou outra autoridade reguladora de jogo de qualquer outra parte do mundo informe a Melco Crown Jogo ou quaisquer afiliadas suas, directas ou indirectas, que não deverá manter relaçóes com o Promotor de Jogo ou caso a DICJ cancele ou não renove a licença do Promotor de Jogo necessária para desenvolver as actividades de promoção de jogos.

(c)	if the DICJ or any other gaming regulator anywhere in the world advises Melco Crown Gaming or any of its direct or indirect affiliates or shareholders not to have any further dealings with the Gaming Promoter or in the event the DICJ cancels or does not renew the Gaming Promoter’s license for the operation of junket activities.

14.2	A Melco Crown Jogos poderá resolver o presente Contrato, dando um pré aviso escrito de sete (7) dias, caso o Promotor de Jogo não cumpra o montante mínimo de Receitas referido na clausula 10.

14.2	if a Gaming Promoter fails to meet the minimum Turnover specified in clause 10, then Melco Crown Gaming may terminate this Agreement on giving the Gaming Promoter seven (7) days prior written notice.

14.3	Qualquer das Partes poderá terminar o presente Contrato sem necessidade de invocar qualquer causa dando à outra Parte um pré- aviso escrito de quinze (15) dias.

14.3	Any of the Parties may terminate this Agreement without cause by giving to the other Party twenty fifteen (15) days written notice.

15.	NOTIFICAÇÕES

15.	SERVICE OF NOTICES

15.1	Qualquer notificação, consentimento, aprovação ou qualquer outra comunicação (cada uma designada por “Notificação”), a ser realizada nos termos do presente Contrato deverá ser assinada pela Parte que emita tal Notificação ou seu representante, e dirigida à outra Parte e deverá :

Gaming Promoter’s Initial	28	Melco Crown Gaming Initial

15.1	A notice, consent, approval or other communication (each a "Notice") under this Agreement will be signed by or on behalf of the Party giving it, addressed to the Party to whom it is to be given and:

(a)	ser entregue no endereço da Parte notificada;

(a)	delivered to that Party's address;

(b)	ser enviada por correio registado para o endereço da Parte notificada; ou

(b)	sent by pre-paid mail to that Party’s address; or

(c)	transmitida por fax para o endereço ou número de fax da Parte notificada.

(c)	transmitted by facsimile to that Party’s address.

15.2	Uma notificação entregue ou enviada de acordo com os termos da presente cláusula será considerada como tendo sido enviada e recebida:

15.2	A Notice given to a Party in accordance with this clause is treated as having been given and received:

(a)	se entregue em mão, na data da entrega caso a entrega seja efectuada num Dia Útil ou, nos restantes casos no Dia Útil seguinte ao da entrega;

(a)	if delivered to a Party’s address, on the day of delivery if a Business Day, otherwise on the next Business Day;

(b)	se enviada por correio, no terceiro Dia Útil após o envio; e

(b)	if sent by pre-paid mail, on the third Business Day after posting; or

(c)	se enviada por fax, após a recepção do relatório de fax a confirmar a recepção do mesmo caso o envio seja efectuado num Dia Útil ou, nos restantes casos no Dia Útil seguinte ao do envio.

(c)	if transmitted by facsimile to a Party’s address and a correct and complete transmission report is received, on the day of transmission if a Business Day, otherwise on the next Business Day.

15.3	Para efeitos da presente cláusula, o endereço de cada Parte será o referido infra ou, qualquer outro endereço que uma das Partes possa notificar de tempos a tempos à outra Parte (neste caso, o novo endereço apenas produzirá efeitos após três (3) Dias Úteis após a respectiva notificação ter sido dada nos termos do presente Contrato):

Gaming Promoter’s Initial	29	Melco Crown Gaming Initial

15.3	For the purpose of this clause, the address of a Party is the address set out below or another address of which that Party may from time to time give Notice to each other Party (such other address shall be effective three (3) Business Days after the relevant notice is given under this Agreement):

Promotor de Jogo:

Gaming Promoter:

Attn: Mr. Lou Kan Kuong

Director

Avenida da Praia Grande, n.° 241, Edifício Tak Fong, 5.° andar E, Macau

Telef.: 66890308

Facsimile: 28575703

Email: ERNESTOSANHA@YAHOO.COM

Melco Crown Jogos

Melco Crown Gaming

Attn: Mr. Kelvin Tan

Senior Vice President, International Marketing

Estrada do Istmo, Cotai, Macau

City of Dreams Complex – Hard Rock Hotel, 2M

Telef.: +8868 6228

Facsimile: + 853 2872 3585

Email: kelvintan@melco-crown.com

And	Mr. Francisco Gaivão / Diogo Baptista

Director, Legal Affairs, Macau / Legal Counsel

Av. Xian Xing Hai, Zhu Kuan Building, 22/F., Macau

Telef.: +853 8868 8855 / + 853 8868 8899

Facsimile: +853 8868 9855 / + 853 8868 9899

Gaming Promoter’s Initial	30	Melco Crown Gaming Initial

Email: franciscogaivao@melco-crown.com /

diogobaptista@melco-crown.com

16.	CESSÃO

16.	ASSIGNMENT

Nenhuma parte no presente Acordo pode ceder quaisquer dos seus direitos ou obrigações no termos do presente Acordo sem o consentimento escrito prévio da contraparte.

No Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party.

17.	LEI APLICÁVEL E JURISDIÇÃO

17.	GOVERNING LAW AND JURISDICTION

17.1	O presente Acordo será regulado e interpretado à luz das Leis da Região Administrativa Especial de Macau.

17.1	This Agreement shall be governed by and construed in accordance with the laws of the Macau SAR.

17.2	Cada parte submete, de forma irrevogável, à jurisdição exclusiva dos tribunais da Região Administrativa Especial de Macau.

17.2	Each Party irrevocably submits to the exclusive jurisdiction of the courts of the Macau SAR.

18.	CUMPRIMENTO DA LEI E DOS PROCEDIMENTOS PARA PREVENÇÃO DE BRANQUEAMENTO DE CAPITAIS

18.	COMPLIANCE AND ANTI-MONEY LAUNDERING POLICIES

18.1	O Promotor de Jogo obriga-se (a) a exercer a sua actividade em cumprimento da legislação aplicável, nomeadamente da relativa à prevenção da prática de actos de corrupção, suborno, branqueamento de capitais e, a exercer a sua actividade em cumprimento das limitações previstas nas cláusulas 18.5, 18.6, 18.7, 18.8, 18.9 e 18.10, (b) a notificar a Melco Crown Jogos logo que se verifique o incumprimento ou violação de qualquer das supra mencionadas normas e (c) a remeter à Melco Crown Jogos, na data da celebração do presente Contrato e, sucessivamente, até ao dia 31 de Janeiro de cada ano, o certificado, junto a este contrato como anexo C, devidamente preenchido e assinado por um representante autorizado do Promotor de Jogo.

Gaming Promoter’s Initial	31	Melco Crown Gaming Initial

18.1	The Gaming Promoter undertakes that it shall (a) conduct its business in compliance with applicable laws, including those relating to anti-corruption, anti-bribery, money laundering and sanctions referred to in paragraphs 18.5, 18.6, 18.7, 18.8, 18.9 and 18.10,, (b) promptly notify Melco Crown Gaming in the event of any actual or alleged breach or violation of any such laws, and (c) provide a written certification to Melco Crown Gaming in substantially the form of Attachment C of this Agreement, on the date of this Agreement and thereafter, no later than 31 January of each year, signed by an authorized signatory of the Gaming Promoter.

18.2	O Promotor de Jogo obriga-se a notificar a Melco Crown Jogos logo que algum dos seus sócios, administradores, empregados, agentes ou Colaboradores passem a ser funcionários públicos ou, no caso de o Promotor de Jogo, algum dos seus sócios, administradores, empregados, agentes ou Colaboradores entrar em negociações com pessoa ou em país ou território contra os quais tenham sido impostas sanções (à data da celebração do presente contrato são considerados países ou territórios sujeitos a sanções, Irão, Birmânia, Sudão, Coreia do Norte, Cuba, Bielorrússia e Zîmbabué).

18.2	Gaming Promoter hereby covenants and agrees to promptly notify Melco Crown Gaming if any of its shareholders, directors, employees, agents or Collaborators becomes a Government Official, or if the Gaming Promoter, or any of its shareholders, directors, employees, agents or Collaborators deals with any person, or in any country or territory, that is the subject of sanctions (which countries or territories consist of Iran, Myanmar, Sudan, North Korea, Cuba, Belarus and Zimbabwe as of the date of this Agreement).

18.3	O Promotor de Jogo declara:

18.3	The Gaming Promoter hereby represents that:

(a)	Estar em cumprimento da legislação aplicável e exercer a sua actividade com respeito pelas normas aplicáveis. Não ter conhecimento da prática de qualquer crime ou da violação da legislação aplicável, por qualquer dos seus funcionários, sócios, administradores, empregados, agentes ou Colaboradores;

(a)	it is in compliance with all applicable laws and is conducting, and has conducted, its business in compliance with applicable laws. To the knowledge of the Gaming Promoter, no officer, shareholder, director, employee, agent or Collaborator of the Gaming Promoter, is or has at any time committed any criminal offense, or been in violation of any applicable law;

Gaming Promoter’s Initial	32	Melco Crown Gaming Initial

(b)	Não se encontrar pendente nem ser previsível que esteja ou venha a correr qualquer investigação, processo disciplinar, inquérito ou tenha sido ou venha a ser proferida ordem judicial, sentença, decisão judicial, julgamento, por Tribunal, árbitro, Autoridade Governamental ou Organismo Regulador, contra o Promotor de Jogo ou contra qualquer pessoa por cujos actos possa o Promotor de Jogo vir a ser responsabilizado; e

(b)	there is no investigation, disciplinary proceeding or enquiry by, or order, decree, decision or judgment of, any court, tribunal, arbitrator, governmental authority or regulatory body outstanding or anticipated against the Gaming Promoter or any person for whose acts or defaults it may be vicariously liable; and

(c)	Não ter recebido qualquer notificação ou comunicação (oficial ou não) de qualquer Tribunal, árbitro, Autoridade Governamental ou Organismo Regulador, respeitante à violação ou incumprimento da referida legislação aplicável, quer essa violação ou incumprimento tenham por base meros indícios, verificação provável ou actual verificação ou, qualquer notificação ou comunicação a requerer a prática ou omissão de quaisquer actos.

(c)	the Gaming Promoter has not received any notice or other communication (official or otherwise) from any court, tribunal, arbitrator, governmental authority or regulatory body with respect to an alleged, actual or potential violation and/or failure to comply with any such applicable law, or requiring it to take or omit any action.

18.4	O Promotor de Jogo está familiarizado e tem cumprido a legislação aplicável relativa à prevenção de actos de corrupção, suborno, branqueamento de capitais, incluindo a respeitante à proibição da prática de actos corruptos com vista à obtenção de ofertas, pagamentos, promessas de pagamento ou autorizações de pagamento de quaisquer valores, nomeadamente, em dinheiro, cheques, transferências bancárias, prendas materiais ou imateriais, favores, serviços, e des pesas resultantes em entretenimentos ou viagens que excedem o razoável e comum e que não são consideradas excessivas para (a) elementos do executivo, funcionários públicos, empregados ou representantes de uma Autoridade governamental ou qualquer Departamento do Governo, sua Representação ou intermediária, (b) Administrador, Representante nomeado, empregado ou agente de uma Sociedade maioritariamente controlada por entidade pública ou cujo capital seja maioritariamente público, (c) partido político ou seu representante ou candidato a um cargo político ou (d) elementos do executivo, funcionários públicos, empregados ou representantes de uma organização internacional Pública (nomeadamente, Fundo Monetário Internacional ou Banco Mundial) (“Representantes Governamentais”), atendendo ao facto de saberem ou equacionarem a sua utilização parcial ou total no seguinte:

Gaming Promoter’s Initial	33	Melco Crown Gaming Initial

18.4	The Gaming Promoter is familiar with and has complied with all applicable anti-bribery, anti-corruption and anti-money laundering laws, including those prohibiting such persons from taking corrupt actions in furtherance of an offer, payment, promise to pay or authorization of the payment of anything of value, including, but not limited to, cash, checks, wire transfers, tangible and intangible gifts, favors, services, and those entertainment and travel expenses that go beyond what is reasonable and customary and of modest value to (a) an executive, official, employee or agent of a governmental authority or any other governmental department, agency or instrumentality, (b) a director, officer, employee or agent of a wholly or partially government-owned or controlled company or business, (c) a political party or official thereof, or candidate for politicai office or (d) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank) (“Government Official”), while knowing or having a reasonable belief that all or some portion will be used for the purpose of:

(i)	influenciar qualquer Representante Governamental, agindo enquanto tal, para a prática ou a omissão de acto ou a tomada de decisão;
(i)	influencing any act, decision or failure to act by a Government Official in his official capacity;

(ii)	induzir um Representante Governamental a fazer uso da sua influência junto do Governo por forma a influenciar a tomada de uma decisão ou a prática de acto;
(ii)	inducing a Government Official to use his influence with a government or instrumentality to affect any act or decision of such government or entity;

(iii)	Garantir uma vantagem imprópria; ou
(iii)	securing an improper advantage; or

(iv)	Obter, manter ou administrar um negócio.
(iv)	in order to obtain, retain or direct business.

18.5	O Promotor de Jogo sempre agiu em cumprimento da legislação referente à prevenção da prática de actos de suborno e corrupção, incluindo a que previne a prática de actos de corrupção para com Representantes Governamentais, e continuará a fazê-lo no futuro, (b) não autorizou, ofereceu, foi parte, fez qualquer pagamento ou forneceu, quaisquer valores, directa ou indirectamente, a qualquer Representante Governamental e (c) não utilizou, comprometeu-se, nem teve intenção de utilizar em violação da legisiação aplicável, pagamentos recebidos ou a receber da Melco Crown Jogos.

Gaming Promoter’s Initial	34	Melco Crown Gaming Initial

18.5	The Gaming Promoter (a) is and has been acting in compliance with all applicable anti-bribery or anti-corruption laws, including those prohibiting the bribery of Government Officials, and will remain in compliance with all applicable laws, (b) has not authorized, offered, been party to, made any payments or provided anything of value directly or indirectly to any Government Official and (c) has not used, committed to have the intention of using the payments received, or to be received, by them from Melco Crown Gaming for any purpose that could constitute a violation of any applicable laws.

18.6	O Promotor de Jogo garante nunca ter (a) sido acusado por violação de quaisquer normas penais ou de segurança, por qualquer Autoridade Governamental (b) utilizado os seus bens ou quaisquer outros para constituir fundos financeiros ilegais ou não submetidos a aprovação ou realizar qualquer pagamento ilegal ou confidenciais ou (c) registado nos seus livros de actas quaisquer factos falsos.

18.6	The Gaming Promoter has not (a) ever been found by a government authority to have violated any criminal or securities law, (b) been party to the use of any of the assets of the Gaming Promoter for the establishment of any unlawful or unrecorded fund of monies or other assets or making of any unlawful or undisclosed payment or (c) made any false or fictitious entries in the books or records of such company.

18.7	O Promotor de Jogo garante estar em cumprimento da legislação para prevenção da prática de branqueamento de capitais e combate ao financiamento do terrorismo tendo adoptado regras internas de acordo com a referida legislação.

18.7	The Gaming Promoter has complied with all applicable anti-money- laundering and combat the financing of terrorism laws and has established and maintained an anti-money-laundering program in accordance with all applicable laws.

18.8	Nenhum dos seus sócios, administradores, empregados ou colaboradores é uma Representante Governamental.

18.8	None of the shareholders, directors, employees or collaborators of the Gaming Promoter is a Government Official.

18.9	A Melco Crown Jogos tem a direito de (por si própria ou através de contabilistas), a expensas suas e a todo o tempo em horário de expediente, examinar, obter cópias de todos e quaisquer documentos, livros e registos do Promotor de Jogo relacionados com o presente Acordo. Se de tal auditoria resultar alguma inconsistência, irregularidade, impropriedade ou intenção imprópria ou ilegal o Promotor de Jogo deverá no prazo de 14 dias desde a notificação por escrito para esse efeito reembolsar a Melco Crown Jogos dos custos incorridos com a auditoria e não o fazendo os mesmos serão considerados débito devido à Melco Crown Jogos, consentindo e autorizando o Promotor de Jogo que a Melco Crown Jogos possa deduzir ou compensar tal débito contra somas que venham a ser devidas ao Promotor de Jogo por foça do presente Acordo.

Gaming Promoter’s Initial	35	Melco Crown Gaming Initial

18.9	Melco Crown Gaming shall at its own expense have the right (itself or through representatives or its accountants), at all times during normal business hours to examine and make copies of any and all documents, books and records of Gaming Promoter relating to this Agreement. If such audit discloses any inconsistency, irregularity, impropriety or improper or illegal purpose Gaming Promoter shall within 14 days of a written notice reimburse Melco Crown Gaming the cost of the audit failing which the same shall become a debt due to Melco Crown Gaming and Gaming Promoter consents and agrees that Melco Crown Gaming may deduct or set off against other sums that Gaming Promoter may be due or entitled to under this Agreement.

18.10	Ao Promotor de Jogo não foi imposta qualquer sanção pelas entdades designadas em inglês por United States Department of Treasury’s Office of Foreign Assets Control e Her Majesty’s Treasury bem como pelo Conselho de Segurança das Nações Unidas, pela União Europeia, por Sua Magestade do Tesouro, ou quaisquer outras Autoridades Sancionatórias (no seu conjunto, “Sanções”), e o Promotor de Jogo não se encontra localizado, constituido ou é residente de país ou território onde foram impostas Sançóes (sendo considerados paises ou territórios sujeitos a sanções, à data da celebração do presente contrato, Irão, Birmânia, Sudão, Coreia do Norte, Cuba, Bielorrússia e Zimbabué); o Promotor de Jogo não pretende negociar ou transaccionar com qualquer pessoa a quem tenham sido impostas Sançóes, nem sequer em qualquer pais ou territôrio sujeitos a Sanções. O Promotor de Jogo obriga-se a notificar de imediato a Melco Crown Jogos logo que inicie negociações ou transacções com pessoa a quem tenham sido impostas Sanções ou em país ou território sujeitos a Sanções.

18.10	The Gaming Promoter is not currently the subject of any sanctions administered or enforced by the United States Department of Treasury’s Office of Foreign Assets Control, Her Majesty’s Treasury, the United Nations Security Counsel, the European Union, or other relevant sanctions authority (collectively, “Sanctions”), and the Gaming Promoter is not located, organized or resident in a country or territory that is the subject of Sanctions (which countries or territories consist of Iran, Myanmar, Sudan, North Korea, Cuba, Belarus and Zimbabwe as of the date of this Agreement); the Gaming Promoter is not knowingly engaged in any dealings or transactions with any person, or in any country or territory, that is the subject of Sanctions. The Gaming Promoter represents and covenants that it will immediately notify Melco Crown Gaming should it determine to enter into any dealings or transactions with any person, or in any country or territory, that is the subject of Sanctions.

Gaming Promoter’s Initial	36	Melco Crown Gaming Initial

18.11	O Promotor de Jogo obriga-se a cumprir e a adoptar as medidas de controlo interno impostas pela Melco Crown Jogos no que respeita à prevençâo de branqueamento de capitais e assegura o seu cumprimento pelos seus administradores, representantes, empregados, fornecedores e Colaboradores. Por sua vez, o Promotor de Jogo obriga-se a notificar de imediato a Melco Crown Jogos, bem como, os competentes Organismos Governamentais sobre quaisquer transacçôes de Vaior Elevado, detectada no âmbito de sua actividade do Promoçâo de Jogos e de um especifico Acordo de Promoçâo de Jogo, conforme definidas na Instruçâo n.° 2/2006.
18.11	Gaming Promoter shall comply with and introduce the internal control measures notified by Melco Crown Gaming to Gaming Promoter regarding anti-money laundering and the Gaming Promoter shall take all actions required to ensure that its directors, officers, employees, contractors and Collaborators comply with such internal control measures. Without limiting the generality of the foregoing, the Gaming Promoter shall promptly notify Melco Crown Gaming and any other competent government entities about all high value transactions, as defined in Guideline 2/2006, which have occurred during a specific Junket Arrangement.

18.12	O Promotor de Jogo obriga-se a notificar de imediato a Melco Crown Jogos, bem como, os competentes Organismos Governamentais sobre quaisquer factos que possam indiciar a prática de actividade criminosa pelos seus Colaboradores, empregados ou clientes, nomeadamente prática de branqueamento de capitais.
18.12	Gaming Promoter shall promptly notify Melco Crown Gaming and any other competent government entities about any fact that may indicate the practice of criminal activity, including (without limitation) money laundering, by his Collaborators, employees or clients.

18.13	O Promotor de Jogo aceita que a Melco Crown Jogos dê conhecimento aos Organismos Governamentais relevantes de quaisquer factos que possam indiciar a prática de branqueamento de capitals. Se tal ocorrer o Promotor de Jogo aceita não ter direito a qualquer compensação resultante do cumprimento pela Melco Crown Jogos do anteriormente referido.

18.13	Gaming Promoter acknowledges and agrees that Melco Crown Gaming may report to the relevant government entities any fact that may indicate money laundering. The Gaming Promoter shall not claim any compensation whatsoever for Melco Crown Gaming complying with this legal requirement.

Gaming Promoter’s Initial	37	Melco Crown Gaming Initial

18.14	Se a qualquer momento a Melco Crown Jogos, no uso do seu poder normal de julgamento, considerar que o Promotor de Jogo, ou algum dos seus sócios, administradores, empregados, agentes ou Colaboradores ou outro terceiro actuando em sua representação não reúne condições de probidade para ser contraparte em negócios ou pelo menos levanta sérias preocupações em termos de probidade ou estiver a violar o previsto nas cláusulas 18.1 a 18.13 a Melco Crown Jogos poderá resolver imediatamente o presente Acordo. Nessa circunstância, o Promotor de Jogo renunciará a qualquer queixa que possa ter contra a Melco Crown Jogos e as suas companhias mãe, afiliadas, subsidiárias e companhias com ela relacionadas, e ainda os administradores e empregados de cada uma dessas companhias, decorrente da resolução operada e o Promotor de Jogo indemnizará, protegerá, defenderá e manterá inatacável a Melco Crown Jogos e as suas companhias mãe, afiliadas, subsidiárias e companhias com ela relacionadas, e ainda os administradores e empregados de cada uma dessas companhias, relativamente a danos, perdas, honorários e custas (incluindo honorários de advogados) incorridos por estes em resultado dessa violação ou invocada violação.

18.14	If at any time Melco Crown Gaming in its reasonable opinion determines that Gaming Promoter, or any of its shareholders, directors, employees, agents or Collaborators and any other third parties acting on its behalf is unsuitable to do business with or raises serious probity concerns or is in violation of the provisions of these clauses 18.1 to 18.13, Melco Crown Gaming may immediately terminate this Agreement. In such an event, Gaming Promoter will waive any claims it may have against Melco Crown Gaming and its parent, affiliates, subsidiaries, and related companies, and the directors and employees of each, as a result of such termination and Gaming Promoter will indemnify, protect, defend and hold harmless Melco Crown Gaming and its parent, shareholders, affiliates, subsidiaries and related companies, and the directors and employees of each, for any damages, losses, fees or costs (including attorneys fees) incurred by them as a result of such actual or alleged violation.

19.	GENERALIDADES

19.	GENERAL

19.1	O não exercício ou o atraso no exercício de qualquer poder ou direito de uma Parte não equivale à renuncia desse poder ou direito, nem o exercício único de um poder ou direito pode prejudicar qualquer outro ou exercício adicional de qualquer outro poder ou direito. Um poder ou direito só podem ser renunciados por escrito, assinado pela Parte que esteja vinculada à renúncia.

19.1	The non-exercise of or delay in exercising any power or right of a Party does not operate as a waiver of that power or right, nor does any single exercise of a power or right preclude any other or further exercise of it or the exercise of any other power or right. A power or right may only be waived in writing, signed by the Party to be bound by the waiver.

Gaming Promoter’s Initial	38	Melco Crown Gaming Initial

19.2	O presente Contrato só pode ser alterado ou acrescentado por escrito, assinado pelas Partes.

19.2	This Agreement may only be amended or supplemented in writing, signed by the Parties.

19.3	Qualquer norma que no presente Contrato seja inválida ou não exequível é para ser lida, se possível, de modo a que seja válida e exequível, e de outro modo capaz de ser excluída a sua invalidade e não exequibilidade, sem afectar as restantes cláusulas do presente Contrato.

19.3	Any provision in this Agreement which is invalid or unenforceable is to be read down, if possible, so as to be valid and enforceable, and is otherwise capable of being severed to the extent of the invalidity or unenforceability, without affecting the remaining provisions of this Agreement.

19.4	Cada parte deve fazer, assinar, executar e entregar e deve garantir que cada um dos seus trabalhadores e colaboradores façam, assinem, executem e entreguem, todas as escrituras, documentos, instrumentos e actos que sejam de forma razoável solicitados através de notificação da outra parte para prosseguir e dar efeito pleno a este Contrato e os direitos e obrigações das Partes de acordo com o mesmo.

19.4	Each Party must do, sign, execute and deliver and must procure that each of its employees and collaborators does, signs, executes and delivers, all deeds, documents, instruments and acts reasonably required of it or them by Notice from the other Party to carry out and give full effect to this Agreement and the rights and obligations of the Parties under it.

19.5	O presente Contrato consiste em todo o acordo das partes no objecto do mesmo. As únicas obrigações e responsabilidades das Partes em relação ao objecto deste Contrato são as que resultem das cláusulas contidas no presente Contrato. Todas as representações, comunicações e acordos prévios em relação ao objecto deste Contrato estão incorporadas e substituídas por este Contrato.

Gaming Promoter’s Initial	39	Melco Crown Gaming Initial

19.5	This Agreement is the entire agreement of the Parties on the subject matter. The only enforceable obligations and liabilities of the Parties in relation to the subject matter are those that arise out of the provisions contained in this Agreement. All representation, communications and prior agreements in relation to the subject matter are merged in and superseded by this Agreement.

ASSINADO por e em representação da	)
Sociedade de Promoção de Jogos Bao Li
Limitada por um seu representante legal:	)

SIGNED for and on behalf of Bao Li Gaming	)
Promotion Limited by its authoized
representative:	)

/s/ Lou Kan Kuong
Lou Kan Kuong

e and ASSINADO por e em representação da Melco Crown Jogos (Macau), S.A. por um seu representante legal:	) )

Cartório do Notário Privado HUGO RIBEIRO COUTO

Reconheço a assinatura supra de Lou, Kan Kuong , e certifico que foi feita na minha presença pelo signatário, cuja identidade verifiquei por exibiçãodo seu Bilhete de Identidade de Residente Permanente de Macau no. 5148945(8) emitido em 02-08-2006, pela Direcção dos serviços de Idetificação de Macau, na qualidade de administrador e em representação da sociedade denominada “Sociedade Promoção de Jogos Bao Li Limitada”, qualidade e poderes para a prática deste acto, conforme verifiquei por exibição de uma certidão comercial emitida em 01-02-2011, redigida parcialmente em lingua chinesa cujo teor me foi traduzido por Luis Jesus Xavier, pessoa do meu conhecimento pessoal.

Macau, aos 7 de Fevereiro de 2011.     O Notrio,

SIGNED for and on behalf of Melco Crown	)	[illegible]
Gaming (Macau) Limited by its authorized		Conta nº 23 [illegible] $14,00
representative:	)
/s/ Ted Chan
Ted Chan

Under article 24 of Administrative Regulation no. 6/2002, of 1st April, the signatures and the powers and capacity of the signatories of this agreement must be certified in the presence of

Notary and signed in 3 original counterparts

Cartório do Notário Privado HUGO RIBEIRO COUTO

Reconheço a assinatura supra de Chan, Ying Tat , e certifico que foi feita na minha presença pelo signatário, cuja identidade verifiquei por meu conhecimento pessoal, na qualdade de representante da sociedade comercial denominada “Melco Crown Hogos (Macau), S.A.”, qualidade e poderes para a prática deste acto, conforme verifiquei por exibição de uma certidão comercial emitida em 22-10-2010 e confirmada ex 1-02-2011, e de uma acta das Deliberações do Conselho de Administração da referida sociedade de 27-09-2010.

Macau, aos 7 de Fevereiro de 2011.

O Notrio,

[illegible]
Conta nº 24 [illegible] $14,00

Gaming Promoter’s Initial	40	Melco Crown Gaming Initial

ATTACHMENT A

PARTICULARS OF PATRONS

To be completed and sent by Gaming Promoter at least 2 hours prior to the arrival of the Junket Player at the City of Dreams Complex

Surname:

First given name:

Initial of second given name:

Place and Date of birth:
Place____________________________

Date ______ Month ______ Year ______

Gender:	Male ☐ Female ☐

Phone:

Mobile (if available):

Fax (if available):

Passport (clear photocopy):	Showing full identity details, photograph and official endorsement by the issuing authority.

fields marked with * are mandatory

ATTACHMENT B

JUNKET SETTLEMENT SHEET

City of Dreams

Junket Settlement – Revenue Share

Junket Name:		Account No.

Date:		Program Type:

Program No.		Gaming Salon

$ HKD

Front Money
Non Neg Turnover

< - Non Neg Chips presented >	<		>

< - Non Neg CPV’s presented >	<		>

NET TOTAL NON NEG CHIP TURNOVER
Table Win / (Loss)
Dates:
Revenue Share	%
Commission @	=
Less:

Partial Settlements paid

Withholding Tax			0.2% x Turnover x 5%

Mandatory Spend (Turnover x	%)

Mandatory Spend Excess

NET COMMISSION PAYABLE

FUND DISBURSED / COMMENTS

VIP MANAGEMENT	CAGE MANAGEMENT	JUNKET
REPRESENTATIVE

ATTACHMENT C

CERTIFICATE

To:	Melco Crown Gaming (Macau) Limited

Attn:	Managing Director

I,_____, a duly authorized officer of______ (the “Gaming Promoter”) do hereby provide this certification to Melco Crown Gaming (Macau) Limited (“Melco Crown Gaming”) pursuant to clause 18.1 of the Gaming Promotion Agreement dated _____________________ , 2009 (the “Agreement”).

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Agreement.

I hereby certify that:

(a)	The Gaming Promoter (i) is and has been acting in compliance with all applicable anti-bribery or anti-corruption laws, including those prohibiting the bribery of Government Officials, and will remain in compliance with all applicable laws, (ii) has not authorized, offered, been party to, made any payments or provided anything of value directly or indirectly to any Government Official and (iii) has not used, committed to have the intention of using the payments received, or to be received, by them from Melco Crown Gaming for any purpose that could constitute a violation of any applicable laws.

(b)	The Gaming Promoter has not (i) ever been found by a government authority to have violated any criminal or securities law, (ii) been party to the use of any of the assets of the Gaming Promoter for the establishment of any unlawful or unrecorded fund of monies or other assets or making of any unlawful or undisclosed payment or (iii) made any false or fictitious entries in the books or records of such Company.

(c)	The Gaming Promoter has complied with all applicable anti-money-laundering laws and has established and maintained an anti-money-laundering program in accordance with all applicable laws.

(d)	None of the shareholders, directors, employees or collaborators of the Gaming Promoter is a Government Official.

(e)	The Gaming Promoter is not currently the subject of any sanctions administered or enforced by the United States Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Counsel, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Gaming Promoter located, organized or resident in a country or territory that is the subject of Sanctions (which countries or territories consist of Iran, Myanmar, Sudan, North Korea, Cuba, Belarus and Zimbabwe as of the date of this certificate); the Gaming Promoter is not knowingly engaged in any dealings or transactions with any person, or in any country or territory, that is the subject of Sanctions. The Gaming Promoter represents and covenants that it will immediately notify Melco Crown Gaming should it determine to enter into any dealings or transactions with any person, or in any country or territory, that is the subject of Sanctions.

Name:

Title:

Date:	, 2009